UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 10, 2003

                      PEGASUS MEDIA & COMMUNICATIONS, INC.

               (Exact Name of Registrant as Specified in Charter)


           Delaware                   33-95042                   23-2778525
           --------                   --------                   ----------
 (State or Other Jurisdiction     (Commission File             (IRS Employer
      of Incorporation)                Number)               Identification No.)

      c/o Pegasus Communications Management Company,
      225 City Line Avenue, Suite 200,
      Bala Cynwyd, Pennsylvania                         19004
      ----------------------------------------------    -----
         (Address of Principal Executive Offices)     (Zip Code)

      Registrant's telephone number, including area code: 888-438-7488

          (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.
        ---------------------------------------

     In connection with our lawsuit against DIRECTV, Inc., DIRECTV, Inc. filed four summary judgment motions on September 11, 2002 with the United States District Court, Central District of California. The motions covered a broad range of claims in the case, including 1) the term of the agreement between the National Rural Telecommunications Cooperative and DIRECTV, Inc., 2) the right of first refusal as it relates to our subsidiaries, Pegasus Satellite Television, Inc. and Golden Sky Systems, Inc., 3) the right to distribute the premiums, and
4) damages relating to the premiums, launch fees, and advanced services claims. These motions were argued on May 5, 2003 and decided on May 22, 2003 and were then the subject of a motion for reconsideration argued on June 2, 2003 and decided on June 5, 2003. On June 10, 2003, the Court set a date of July 22, 2003 for the first phase of the trial. Set forth below is an updated description of the DIRECTV, Inc. litigation.

DIRECTV Litigation:

National Rural Telecommunications Cooperative

     Our subsidiaries, Pegasus Satellite Television ("PST") and Golden Sky Systems ("GSS"), are affiliates of the National Rural Telecommunications Cooperative ("NRTC") that participate through agreements in the NRTC's direct broadcast satellite program. "DIRECTV" refers to the programming services provided by DIRECTV, Inc.

     On June 3, 1999, the NRTC filed a lawsuit in United States District Court, Central District of California against DIRECTV, Inc. seeking a court order to enforce the NRTC's contractual rights to obtain from DIRECTV, Inc. certain premium programming formerly distributed by United States Satellite Broadcasting Company, Inc. for exclusive distribution by the NRTC's members and affiliates in their rural markets. On July 22, 1999, DIRECTV, Inc. filed a counterclaim seeking judicial clarification of certain provisions of DIRECTV, Inc.'s contract with the NRTC. On August 26, 1999, the NRTC filed a separate lawsuit in United States District Court, Central District of California against DIRECTV, Inc. claiming that DIRECTV, Inc. had failed to provide to the NRTC its share of launch fees and other benefits that DIRECTV, Inc. and its affiliates have received relating to programming and other services. The NRTC and DIRECTV, Inc. have also filed indemnity claims against one another that pertain to the alleged obligation, if any, of the NRTC to indemnify DIRECTV, Inc. for costs incurred in various lawsuits described herein. These claims have been severed from the other claims in the case and will be tried separately.

     DIRECTV, Inc. is seeking as part of its counterclaim a declaratory judgment that the term of the NRTC's agreement with DIRECTV, Inc. is measured only by the life of DBS-1, the first DIRECTV satellite launched, and not the orbital lives of the other DIRECTV satellites at the 101(degree) W orbital location. If DIRECTV, Inc. were to prevail on its counterclaim, any failure of DBS-1 could have a material adverse effect on our DIRECTV rights. On May 22, 2003, the Court issued an order denying DIRECTV, Inc.'s motion for summary judgment relating to the term of the agreement. While the NRTC has a right of first refusal to receive certain services after the term of NRTC's agreement with DIRECTV, Inc., the scope and terms of this right of first refusal are also being disputed as part of DIRECTV, Inc.'s counterclaim. On December 29, 1999, DIRECTV, Inc. filed a motion for partial summary judgment seeking an order that the right of first refusal does not include programming services and is limited to 20 program channels of transponder capacity. On January 31, 2001, the Court issued an order denying DIRECTV Inc.'s motion for partial summary judgment relating to the right of first refusal.

     On July 3, 2002, the Court granted a motion for partial summary judgment filed by DIRECTV, Inc., holding that the NRTC is liable to indemnify DIRECTV, Inc. for the costs of defense and liabilities that DIRECTV, Inc. incurs in a patent case filed by Pegasus Development Corporation ("PDC"), a subsidiary of Pegasus Communications Corporation, and Personalized Media Communications, L.L.C. ("Personalized Media") in December 2000 in the United States District Court, District of Delaware against DIRECTV, Inc., Hughes Electronics Corporation ("Hughes"), Thomson Consumer Electronics ("Thomson"), and Philips Electronics North America Corporation ("Philips"). In February 2003, the United States District Court, District of Delaware granted PDC's and Personalized Media's motion for leave to amend the complaint to exclude relief for the delivery nationwide, using specified satellite capacity, of services carried for the NRTC, plus any other services delivered through the NRTC to subscribers in the NRTC's territories. The NRTC filed a motion with the United States District Court, Central District of California to reconsider its July 3, 2002 decision that the NRTC indemnify DIRECTV, Inc. for DIRECTV, Inc.'s costs of defense and liabilities from the patent litigation. The motion was heard by the Court on June 2, 2003. On June 10, 2003, the Court granted the NRTC's motion for reconsideration, reversed the partial summary judgment previously granted to DIRECTV, and granted partial summary judgment in favor of the NRTC. The Court's ruling provides that the NRTC has no obligation to indemnify DIRECTV for the costs of defense or liabilities that DIRECTV incurs in the patent litigation, based on the allegations of the amended complaint.

     Personalized Media is a company with which PDC has a licensing arrangement. PDC and Personalized Media are seeking injunctive relief and monetary damages for the defendants' alleged patent infringement and unauthorized manufacture, use, sale, offer to sell, and importation of products, services, and systems that fall within the scope of Personalized Media's portfolio of patented media and communications technologies, of which PDC is an exclusive licensee within a field of use. The technologies covered by PDC's exclusive license include services distributed to consumers using certain Ku band BSS frequencies and Ka band frequencies, including frequencies licensed to affiliates of Hughes and used by DIRECTV, Inc. to provide services to its subscribers.

Pegasus Satellite Television and Golden Sky Systems

     On January 10, 2000, PST and GSS filed a class action lawsuit in federal court in Los Angeles against DIRECTV, Inc. as representatives of a proposed class that would include all members and affiliates of the NRTC that are distributors of DIRECTV. The complaint contained causes of action for various torts, common counts, and declaratory relief based on DIRECTV, Inc.'s failure to provide the NRTC with certain premium programming, and on DIRECTV, Inc.'s position with respect to launch fees and other benefits, term, and right of first refusal. The complaint sought monetary damages and a court order regarding the rights of the NRTC and its members and affiliates. On February 10, 2000, PST and GSS filed an amended complaint, and withdrew the class action allegations to allow a new class action to be filed on behalf of the members and affiliates of the NRTC. The amended complaint also added claims regarding DIRECTV Inc.'s failure to allow distribution through the NRTC of various advanced services, including TiVo. The new class action was filed on February 29, 2000. The Court certified the plaintiff's class on December 28, 2000. On March 9, 2001, DIRECTV, Inc. filed a counterclaim against PST and GSS, as well as the class members, seeking two claims for relief: 1) a declaratory judgment whether DIRECTV, Inc. is under a contractual obligation to provide PST and GSS with services after the expiration of the term of their agreements with the NRTC and 2) an order that DBS-1 is the satellite (and the only satellite) that measures the term of PST's and GSS' agreements with the NRTC. On October 29, 2001, the Court denied DIRECTV's motion for partial summary judgment on its term counterclaim. On June 20, 2001, PST and GSS filed a second amended complaint, updating the claims asserted in the earlier complaints.

     On June 22, 2001, DIRECTV, Inc. brought suit against PST and GSS in Los Angeles County Superior Court for breach of contract and common counts. The lawsuit pertains to the seamless marketing agreement dated August 9, 2000, as amended, between DIRECTV, Inc. and PST and GSS. On July 13, 2001, PST and GSS terminated the seamless marketing agreement. The seamless marketing agreement provided seamless marketing and sales for DIRECTV retailers and distributors. On July 16, 2001, PST and GSS filed a cross complaint against DIRECTV, Inc. alleging, among other things, that 1) DIRECTV, Inc. breached the seamless marketing agreement and 2) DIRECTV, Inc. engaged in unlawful and/or unfair business practices, as defined in Section 17200, et seq. of the California Business and Professions Code. This suit has since been removed to the United States District Court, Central District of California. On September 16, 2002, PST and GSS filed first amended counterclaims against DIRECTV, Inc. Among other things, the first amended counterclaims added claims for 1) rescission of the seamless marketing agreement on the ground of fraudulent inducement, 2) specific performance of audit rights, and 3) punitive damages on the breach of the implied covenant of good faith claim. In addition, the first amended counterclaims deleted the business and professions code claim and the claims for tortious interference that were alleged in the initial cross complaint. On November 5, 2002 the Court granted DIRECTV, Inc.'s motion to dismiss 1) the specific performance claim and 2) the punitive damages allegations on the breach of the implied covenant of good faith claim. The Court denied DIRECTV, Inc.'s motion to dismiss the implied covenant of good faith claim in its entirety.

     DIRECTV, Inc. filed four summary judgment motions on September 11, 2002 against the NRTC, the class members, and PST and GSS on a variety of issues in the case. The motions cover a broad range of claims in the case, including 1) the term of the agreement between the NRTC and DIRECTV, Inc., 2) the right of first refusal as it relates to PST and GSS, 3) the right to distribute the premiums, and 4) damages relating to the premiums, launch fees, and advanced services claims. These motions were argued on May 5, 2003 and decided on May 22, 2003 and were then the subject of a motion for reconsideration argued on June 2, 2003 and decided on June 5, 2003. As a result of these and earlier rulings, the term of the agreement, the content of the right of first refusal, and plaintiffs rights to launch fees and advanced services and to distribute premiums will all be determined at trial. The Court dismissed PST's tort and punitive damage claims and the restitution aspects of PST's unfair business practices claim other than with respect to launch fees. The Court did not dismiss the injunctive relief portions of the unfair business practices claim. The Court also ruled that DIRECTV, Inc. has no obligation to provide PST with services after the Member Agreements between PST and NRTC expire, except that the ruling does not affect: (1) obligations NRTC has or may have to PST under the Member Agreements or otherwise; (2) obligations DIRECTV has or may have in the event it steps into the shoes of NRTC as the provider of services to PST; or (3) fiduciary or cooperative obligations to deliver services owed PST by DIRECTV through NRTC.

     Both of the NRTC's lawsuits against DIRECTV, Inc. have been consolidated for discovery and pretrial purposes. All five lawsuits discussed above, including both lawsuits brought by the NRTC, the class action, and PST's and GSS' lawsuit (but excluding the indemnity lawsuits), are pending before the same judge. On June 10, 2003, the Court set a date of July 22, 2003 for the first phase of the trial which will include issues relating to term and the right of first refusal.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          PEGASUS MEDIA & COMMUNICATIONS, INC.

                                          By:/s/ Scott A. Blank
                                                 ------------------
                                                 Scott A. Blank,
                                                 Senior Vice President
June 18, 2003